Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Media Contact:	Andrew Samuel 717.724.2800

TOWER BANCORP, INC. REPORTS STRONG SECOND QUARTER EARNINGS

Continued Growth, Strong Capital and Excellent Asset Quality

July 29, 2009 HARRISBURG, PA - Tower Bancorp, Inc. (NASDAQ: TOBC) (the “Company”), the parent company of Graystone Tower Bank (the “Bank”), reported net income for the second quarter of 2009 of $1.8 million, or $0.36 per diluted share, an increase in net income of $1.5 million, compared with $303 thousand or $0.11 per diluted share for the same quarter a year ago.

“We are very pleased to report strong earnings for the second quarter and that despite the difficult economic environment, Tower Bancorp, Inc.’s financial condition remains strong,” said Andrew Samuel, President and CEO. “We are confident in the strength of our capital position and achieved solid earnings while maintaining excellent asset quality. These results evidence the strength of our organization and the success of our relationship-based community banking model, positioning Tower Bancorp, Inc. for continued growth.”

Mr. Samuel continued, “In addition, the second quarter included the successful integration and systems conversion relating to the partnership of Tower Bancorp, Inc. and Graystone Financial Corp. The integration resulted in a broader footprint of 25 convenient branch locations for our customers in central Pennsylvania and Maryland. The results of this partnership are exceeding expectations and we are taking full advantage of market opportunities.”

Highlights

•	Quarterly net income of $1.8 million or $0.36 per diluted share compared to net income of $303 thousand or $0.11 per diluted share for the year ago quarter.
•	Continued balance sheet growth. Assets grew $59.8 million or 4.93% from March 31, 2009 to June 30, 2009, and deposits grew $54.8 million or 5.43% from March 31, 2009 to June 30, 2009.

•	Asset quality continues to be excellent. Non-accrual loans at June 30, 2009 were 0.49% of total loans while net loan charge-offs during the quarter totaled 0.06% of average loans.
•	Tax effected net interest margin for the second quarter of 2009 expanded by 78 basis points to 3.63% compared to 2.85% for the year ago quarter.
•

The Company continues to exceed all regulatory capital standards for a “well capitalized” financial institution. The Company’s ratio of total Risk-Based Capital to Risk-Based Assets at June 30, 2009 equaled 10.90%.

Summary of Financial Results

Net income available to common shareholders for the second quarter of 2009 equaled $1.8 million or $0.36 per diluted share compared to $303 thousand or $0.11 per diluted share for the same quarter a year ago. For the six-month period ended June 30, 2009, the Company recorded a net loss of $47 thousand or $(0.01) per diluted share compared to net income of $826 thousand or $0.30 per diluted share for the same year ago period. The results for both periods include an FDIC special assessment and merger expenses, which negatively impacted earnings in both periods. Cash dividends paid to shareholders during the second quarter 2009 were $0.28 per share.

The Company’s subsidiary bank, Graystone Tower Bank, like all FDIC-insured institutions, recognized an FDIC special assessment in the second quarter of 2009. For the Bank, this assessment resulted in $580 thousand in pre-tax expense. Also during the six-month period ended June 30, 2009, the Company recorded $1.4 million in pre-tax merger related expenses connected to the merger between Tower Bancorp, Inc. and Graystone Financial Corp. that was completed on March 31, 2009. Excluding these two items, net income would have equaled $2.3 million or $0.44 per diluted share for the second quarter of 2009, and $1.4 million or $0.36 per diluted share for the six-month period ended June 30, 2009.

Net interest income for the second quarter of 2009 was favorably impacted by growth in average assets and a rising tax effected net interest margin, which grew to 3.63%, an increase of 76 basis points and 78 basis points, from the first quarter of 2009 and the year ago quarter, respectively.

Non-interest income was $2.7 million for the second quarter of 2009, which represents 0.89% of average assets. This is an increase of $2.1 million over the same quarter a year ago. Non-interest income growth, including both organic growth and growth through acquisition, was predominately driven by increased service and other charges on deposit accounts and the sale of mortgage loans originated for sale.

Non-interest expenses were $9.7 million for the second quarter of 2009; however, this amount includes the FDIC special assessment discussed above in the amount of $580 thousand in pre-tax expense and $106 thousand in pre-tax merger expenses. Excluding these two items, non-interest expenses were 2.91% of average assets for second quarter of 2009. During June 2009, the Company converted the existing systems of the separate bank divisions to one core operating system which will result in savings relating to data processing and other operational costs. As a result, the second quarter of 2009 does not reflect the full amount of anticipated cost savings associated with the merger that was completed on March 31, 2009.

Total assets at June 30, 2009 reached $1.273 billion, representing an increase of $59.8 million or 4.93% from March 31, 2009. Total deposits at June 30, 2009 were $1.063 billion, representing an increase of $54.8 million, or 5.43%, from March 31, 2009. Total deposits, excluding time deposits, totaled $671.0 million at June 30, 2009, an increase of $66.1 million or 10.93% from March 31, 2009. The strong growth in transaction, savings and money market deposits is a reflection of management’s continued commitment to obtaining stable, lower cost deposits within its local markets.

The Company’s asset quality ratios continue to outperform industry averages as of June 30, 2009. Non-accrual loans were 0.49% of total loans while net loan charge-offs during the second quarter totaled just 0.06% of average loans. The allowance for credit losses as of June 30, 2009 was $16.0 million, which consisted of the allowance for loan losses of $7.8 million and the credit fair value adjustment on purchased loans acquired in the merger of $8.2 million. The allowance for credit loss at June 30, 2009 represented 1.58% of total loans outstanding of $1.014 billion, compared to 1.04% at June 30, 2008. The Company’s coverage ratio, calculated as the ratio of the allowance for credit losses to non-performing loans, was 256.22% at June 30, 2009.

During the second quarter of 2009, the Company further secured its capital position through the sale of $9.0 million of subordinated notes. The proceeds from the notes were contributed to the Bank as equity capital during the second quarter of 2009. Resultantly, the Bank’s Tier 1 Risk-Based Capital and Total Risk-Based Capital Ratios at June 30, 2009 were 10.61% and 11.37%, respectively and exceed the “well capitalized” minimum regulatory requirements of 6.00% and 10.00%, respectively. Similarly, the Tier 1 Risk-Based Capital and Total Risk-Based Capital Ratios at the Company at June 30, 2009 were 9.28% and 10.90%, respectively.

Due to the merger of Tower Bancorp, Inc. and Graystone Financial Corp. on March 31, 2009, all periods prior to March 31, 2009 represent the results of Graystone Financial Corp. as the accounting acquirer in the merger.

About Tower Bancorp, Inc.

Tower Bancorp, Inc. is the parent company of Graystone Tower Bank, a full-service community bank operating 25 branch offices in central Pennsylvania and Maryland through two divisions, Graystone Bank and Tower Bank. With total assets of approximately $1.3 billion, the company’s unparalleled competitive advantage is its 300 employees and a strong corporate culture paired with a clear vision that has provided customers with uncompromising services and individualized solutions to every financial need. Tower’s common stock is listed on the NASDAQ Global Market under the symbol “TOBC.” More information about Tower Bancorp, Inc. and its divisions can be found on the internet at www.yourtowerbank.com, www.graystonebank.com and www.towerbancorp.com.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.’s filings with the Securities and Exchange Commission (SEC).

Selected Financial Highlights

Tower Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

June 30, 2009 and December 31, 2008

(Amounts in thousands, except share data)

	June 30, 2009	December 31, 2008	% Change
	(unaudited)
Assets
Cash and due from banks	$50,791	$24,765	105.09%
Federal funds sold	73,676	7,257	N/M

Cash and cash equivalents	124,467	32,022	N/M
Securities available for sale	50,946	19,904	155.96%
Restricted investments	6,254	2,068	N/M
Loans held for sale	7,490	3,324	125.33%
Loans, net of allowance for loan losses of $7,823 and $6,017	1,006,249	561,705	79.14%
Premises and equipment, net	26,897	4,546	N/M
Accrued interest receivable	4,160	2,402	73.19%
Deferred tax asset, net	1,634	1,764	(7.37)%
Bank owned life insurance	24,067	12,305	95.59%
Goodwill	11,617	—	N/A
Other intangible assets	3,722	—	N/A
Other assets	5,276	1,278	N/M

Total Assets	$1,272,779	$641,318	98.46%

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$97,171	$42,466	128.82%
Interest bearing	965,863	483,004	99.97%

Total Deposits	1,063,034	525,470	102.30%
Securities sold under agreements to repurchase	8,516	8,384	1.57%
Short-term borrowings	16,164	14,614	10.61%
Long-term debt	59,441	29,000	104.97%
Accrued interest payable	1,364	888	53.60%
Other liabilities	12,591	8,177	53.97%

Total Liabilities	1,161,110	586,533	97.96%

Stockholders’ Equity
Common stock, no par value; 50,000,000 shares authorized; 5,162,194 shares issued and 5,058,836 outstanding at June 30, 2009, and 2,740,325 shares issued and outstanding at December 31, 2008	—	—
Additional paid-in capital	116,244	57,547	102.00%
Accumulated deficit	(4,554)	(2,909)	56.55%
Accumulated other comprehensive income (loss)	(21)	147	(114.29)%

Total Stockholders’ Equity	111,669	54,785	103.83%

Total Liabilities and Stockholders’ Equity	$1,272,779	$641,318	98.46%

N/M: Not Meaningful

Tower Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2009 and 2008 (unaudited)

(Amounts in thousands, except share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
Interest Income
Loans, including fees	$15,252	$7,411	105.80%	$23,540	$14,412	63.34%
Securities	387	227	70.48%	516	546	(5.49)%
Federal funds sold and other	21	87	(75.86)%	27	174	(84.48)%

Total Interest Income	15,660	7,725	102.72%	24,083	15,132	59.15%
Interest Expense
Deposits	4,894	3,661	33.68%	8,657	7,301	18.57%
Short-term borrowings	170	193	(11.92)%	202	364	(44.51)%
Long-term debt	483	185	161.08%	737	342	115.50%

Total Interest Expense	5,547	4,039	37.34%	9,596	8,007	19.85%

Net Interest Income	10,113	3,686	174.36%	14,487	7,125	103.33%
Provision for Loan Losses	650	475	36.84%	3,016	1,225	146.20%

Net Interest Income after Provision for Loan Losses	9,463	3,211	194.71%	11,471	5,900	94.42%
Non-Interest Income
Service charges on deposit accounts	664	188	N/M	881	368	139.40%
Other service charges, commissions and fees	739	235	N/M	896	384	133.33%
Gain on sale of mortgage loans originated for sale	581	141	N/M	848	257	N/M
Gain on sale of other interest earnings assets	311	43	N/M	311	163	90.80%
Other income	451	2	N/M	758	77	N/M

Total Non-Interest Income	2,746	609	N/M	3,694	1,249	N/M
Non-Interest Expenses
Salaries and employee benefits	4,769	2,000	138.45%	7,286	3,948	84.55%
Occupancy and equipment	1,470	544	170.22%	2,202	1,050	109.71%
FDIC insurance premiums	731	66	N/M	911	126	N/M
Advertising and promotion	141	72	95.83%	218	139	56.83%
Data processing	592	163	N/M	787	305	158.03%
Professional service fees	284	151	88.08%	538	304	76.97%
Other operating expenses	1,588	366	N/M	2,101	687	N/M
Nonrecurring merger related expenses	106	—	N/M	1,412	—	N/M

Total Non-Interest Expenses	9,681	3,362	187.95%	15,455	6,559	135.63%

Net Income (Loss) Before Income Tax Benefit	2,528	458	N/M	(290)	590	(149.15)%

Income Tax Expense (Benefit)	690	155	N/M	(243)	(236)	2.97%

Net Income (Loss)	$1,838	$303	N/M	$(47)	$826	105.69%

Net Income (Loss) Per Common Share
Basic	$0.36	$0.11	N/M	$(0.01)	$0.30	(103.97)%
Diluted	$0.36	$0.11	N/M	$(0.01)	$0.30	(103.97)%
Weighted Average Common Shares Outstanding
Basic	5,058,119	2,734,984		3,918,250	2,734,236
Diluted	5,065,180	2,734,984		3,921,388	2,734,236

N/M: Not Meaningful

Tower Bancorp, Inc. and Subsidiary

Yields on Average Interest-Earning Assets and Interest-Bearing Liabilities

Three and Six Months Ended June 30, 2009 and 2008 (unaudited)

	For the Three Months Ended June 30,
	2009			2008
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	(in thousands)
Interest-earning assets:
Federal funds sold	49,590	21	0.17%	10,588	87	3.26%
Investment securities (1)	48,396	421	3.49%	33,216	234	2.79%
Loans	1,022,627	15,252	5.98%	471,433	7,411	6.24%

Total interest-earning assets	1,120,614	15,694	5.62%	515,238	7,732	5.95%

Interest-bearing liabilities:
Interest-bearing non-maturity deposits	527,468	2,128	1.62%	103,262	541	2.08%
Time deposits	391,826	2,766	2.83%	278,434	3,120	4.45%
Borrowings	73,975	653	3.54%	57,754	378	2.60%

Total interest-bearing liabilities	993,269	5,547	2.24%	439,450	4,039	3.65%

Net interest spread			3.38%			2.31%
Net interest income and interest rate margin FTE		10,147	3.63%		3,693	2.85%

Tax equivalent adjustment		(34)			(7)

Net interest income		10,113			3,686

Ratio of average interest-earning assets to average interest-bearing liabilities	112.8%			117.2%

(1) The average yields for investment securities available for sale are reported on a fully taxable-equivalent basis at a rate of 34%

	For the Six Months Ended June 30,
	2009			2008
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	(in thousands)
Interest-earning assets:
Federal funds sold	31,634	27	0.17%	11,387	174	3.06%
Investment securities (1)	34,108	556	3.29%	31,742	559	3.53%
Loans	804,203	23,540	5.90%	441,106	14,412	6.55%

Total interest-earning assets	869,944	24,123	5.59%	484,235	15,145	6.29%

Interest-bearing liabilities:
Interest-bearing non-maturity deposits	378,935	3,475	1.85%	100,929	1,213	2.41%
Time deposits	329,753	5,182	3.17%	260,351	6,088	4.69%
Borrowings	60,227	939	3.14%	50,888	706	2.78%

Total interest-bearing liabilities	768,915	9,596	2.52%	412,168	8,007	3.91%

Net interest spread			3.08%			2.38%
Net interest income and interest rate margin FTE		14,527	3.37%		7,138	2.96%

Tax equivalent adjustment		(40)			(13)

Net interest income		14,487			7,125

Ratio of average interest-earning assets to average interest-bearing liabilities	113.1%			117.5%

(1) The average yields for investment securities available for sale are reported on a fully taxable-equivalent basis at a rate of 34%

Tower Bancorp, Inc. and Subsidiary

Selected Financial Information

(Dollars in thousands, except share data and ratios)

(Unaudited)

	June 30, 2009	December 31, 2008
Balance Sheet Data:
Loans held for investment	$1,014,072	$567,722
Loans held for sale	7,490	3,324

Loan loss reserve	7,823	6,017
Credit fair value adjustment on purchased loans (1)	8,211	—

Allowance for credit losses	16,034	6,017
Total assets	1,272,779	641,318
Total deposits	1,063,034	525,470
Total borrowings	84,121	51,998

Total Stockholders’ equity	111,669	54,785
Less: Goodwill and other intangible assets	15,339	—

Tangible equity	96,330	54,785
Shares Outstanding	5,058,836	2,740,325

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Income Statement:
Interest income	$15,660	$7,725	$24,083	$15,132
Interest expense	5,547	4,039	9,596	8,007

Net interest income	10,113	3,686	14,487	7,125
Provision for loan losses	650	475	3,016	1,225
Non-interest income	2,746	609	3,694	1,249
Non-interest expense	9,681	3,362	15,455	6,559

Net income before income taxes	2,528	458	(290)	590
Provision for income taxes	690	155	(243)	(236)

Net income	1,838	303	(47)	826
Plus: FDIC special assessment	580	—	580	—
Plus: Non-recurring merger expenses	106	—	1,412	—
Less: Tax effect of adjustments	(233)	—	(548)	—

Net income excluding nonrecurring merger expenses and FDIC special assessment	2,291	303	1,397	826

Per Share Data:
Weighted average shares outstanding—basic	5,058,119	2,734,984	3,918,250	2,734,236
Weighted average shares outstanding—diluted	5,065,180	2,734,984	3,921,388	2,734,236
Book value per share	$22.07	$8.15	$22.07	$8.15
Tangible book value per share	19.04	8.15	19.04	8.15
Basic earnings per share	0.36	0.11	(0.01)	0.30
Diluted earnings per share	0.36	0.11	(0.01)	0.30
Plus: Per share impact of FDIC special assessment	0.11	—	0.15	—
Plus: Per share impact of non-recurring merger expenses	0.02	—	0.36	—
Less: Per share impact of tax effect of adjustments	(0.05)	—	(0.14)	—

Diluted earnings per share excluding non-recurring merger expenses and FDIC special assessment	0.44	0.11	0.36	0.30

Performance Ratios:
Return on average assets	0.59%	0.23%	-0.01%	0.33%
Return on average equity	6.62%	2.30%	-0.11%	3.16%
Net interest margin	3.63%	2.85%	3.37%	2.96%
Efficiency ratio (2)	69.95%	78.28%	74.05%	78.33%
Non-interest income to average assets	0.89%	0.49%	0.75%	0.51%
Non-interest expenses to average assets	3.13%	2.56%	3.39%	2.60%

	June 30, 2009	December 31, 2008
Asset Quality Ratios:
Loan loss reserve to gross loans	0.77%	1.06%
Credit loss reserve to gross loans	1.58%	1.06%
Non-performing assets to total assets	0.53%	0.21%
Non-performing loans to total loans	0.62%	0.26%
Net charge-offs to average loans (3)	0.06%	0.32%
Allowance for loan losses to non-performing loans	125.01%	409.32%
Allowance for credit losses to non-performing loans	256.22%	409.32%

Capital Ratios:
Tier 1 capital (to total assets)	7.91%	8.50%
Tier 1 capital (to risk-weighted assets)	9.28%	9.10%
Total capital (to risk-weighted assets)	10.90%	10.10%

(1)	The credit fair value adjustment relates to the risk of credit loss related to the portfolio of loans of acquired through the merger between Tower Bancorp. Inc. and Graystone Financial Corp.
(2)	Efficiency ratio is calculated as total non-interest expense (less nonrecurring merger expenses and FDIC special assessment) divided by the total of net interest income and non-interest income.
(3)	Calculated as the net loans charged off during the quarter ended divided by the average loans outstanding for the same quarter.